 Filed Pursuant to Rule 424(b)(2)
  Registration Nos. 333-275664 and 333-275664-01
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 20, 2023)

$1,000,000,000
5.375% Senior Notes due 2031
Guaranteed by
United Airlines, Inc.

We will pay interest at the rate of 5.375% per year on the principal amount of the notes semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2026. The notes will mature on March 1, 2031.
We may redeem all of the notes at any time or a portion of the notes from time to time prior to their maturity for cash at the redemption price described in this prospectus supplement. Upon the occurrence of a Change of Control Triggering Event, as defined in this prospectus supplement, we may be required to make an offer to repurchase all of the notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.
The notes will be fully and unconditionally guaranteed by our subsidiary United Airlines, Inc.
The notes represent our senior unsecured obligations, and the note guarantee represents the senior unsecured obligation of the guarantor. The notes and the note guarantee rank equally in right of payment with all of our and the guarantor’s existing and future unsecured and unsubordinated debt. However, the notes and the note guarantee are effectively subordinated to all of our and the guarantor’s existing and future secured debt to the extent of the collateral securing such debt and structurally subordinated to all existing and future obligations of our subsidiaries other than the guarantor.
The notes will not be listed on any national securities exchange.
	Per Note	Total
Public offering price(1)	100.000%	$1,000,000,000
Underwriting discounts and commissions	1.000%	$10,000,000
Proceeds, before expenses, to us	99.000%	$990,000,000

(1)
Plus accrued interest, if any, from the date of issuance.

Investing in our notes involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters are offering the notes as set forth under “Underwriting.” We expect to deliver the notes in book-entry form only on or about February 2, 2026.

Lead Bookrunners
Barclays Citigroup	J.P. Morgan Morgan Stanley
Joint Bookrunners
BofA Securities	BNP PARIBAS	Credit Agricole CIB	Deutsche Bank Securities
Goldman Sachs & Co. LLC	Mizuho	MUFG	NatWest
Natixis	SMBC Nikko	Loop Capital Markets	ING
Raymond James	Academy Securities		Blaylock Van, LLC

Prospectus Supplement dated January 26, 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, “United Airlines Holdings” and “UAL” refer to United Airlines Holdings, Inc., formerly known as United Continental Holdings, Inc., as a separate corporation, the “Company,” “we,” “us” and “our” refer to United Airlines Holdings and its consolidated subsidiaries, including United Airlines, Inc., and “notes” refers to the notes offered hereby.
In the first quarter of 2025, the Company changed its rounding presentation to the nearest whole number in millions of reported amounts, except per share data or as otherwise designated. As such, certain columns and rows within the financial statements incorporated herein by reference and tables presented herein may not sum due to rounding. Per unit amounts have been calculated from the underlying whole-dollar amounts. This change is not material and does not impact the comparability of our condensed consolidated financial statements.
You should rely only on the information contained in this prospectus supplement and accompanying prospectus and on the information incorporated by reference herein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference is accurate only as of those documents’ respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary includes basic information about us and this offering. It may not contain all of the information that is important to you. For a more complete understanding of the Company and this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission (the “SEC”) that are considered to be part of this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus.
UNITED AIRLINES HOLDINGS, INC.
United Airlines Holdings, Inc., formerly known as United Continental Holdings, Inc. (“UAL”), is a holding company, and its principal subsidiary is United Airlines, Inc. (“United”). United is a major U.S. commercial air carrier. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
THE OFFERING
Issuer
United Airlines Holdings, Inc.
Notes
$1,000,000,000 aggregate principal amount of 5.375% Senior Notes due 2031.
Maturity
March 1, 2031.
Interest
The notes will bear interest at the rate of 5.375% per year on the principal amount. Interest is payable semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2026. Interest will be calculated using a 360-day year composed of twelve 30-day months. Interest will accrue from the date of original issuance of the notes.
The Note Guarantee
The notes will be fully and unconditionally guaranteed by United (the “Guarantor”).
Ranking
The notes represent our senior unsecured obligations, and the note guarantee represents the senior unsecured obligation of the Guarantor. The notes and note guarantee rank equally in right of payment with all of our and the Guarantor’s existing and future unsecured and unsubordinated debt. However, the notes and the note guarantee are effectively subordinated to all of our and the Guarantor’s existing and future secured debt to the extent of the collateral securing such debt and structurally subordinated to all existing and future liabilities of UAL’s subsidiaries other than the Guarantor.
As of September 30, 2025, assuming that the notes had been issued on such date:
•
UAL would have had approximately $4.3 billion of long-term debt (including current maturities), none of which was secured;

•
UAL and its subsidiaries would have had approximately $26.4 billion of long-term debt, finance lease obligations (including current maturities) and other financial liabilities, of which approximately $22.2 billion was secured, and in addition, as of such date and as of the date hereof, United had available and undrawn $3.0 billion under a secured revolving credit facility; and

•
United had entered into guarantees for approximately $2.9 billion aggregate principal amount of tax-exempt special facilities revenue bonds and related interest.

Sinking Fund
None.
Optional Redemption
We may redeem for cash all of the notes at any time, prior to September 1, 2030 (six months prior to maturity), at our option, in whole or in part, by paying a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) a make-whole amount, if any, plus, in either case, accrued and unpaid interest to the redemption date. On or after September 1, 2030 (six months prior to maturity), we may redeem the notes, at our option, in whole or in part, at par, plus accrued and unpaid interest thereon to the redemption date.
Merger and Sales of Assets
The indenture governing the notes will specify certain requirements if UAL or the Guarantor consolidates with, merges into, or conveys, transfers or leases all or substantially all of UAL’s or the Guarantor’s properties and assets to another Person. See “Description of Notes — Merger and Sales of Assets.”
Change of Control Triggering Event
We must offer to repurchase all of the notes at a price of 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date in the event of a “Change of Control Triggering Event,” as defined in the indenture governing the notes. See “Description of Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Triggering Event.”
Certain Covenants
The indenture governing the notes will include covenants that, among other things, limit our ability and the ability of our Material Subsidiaries (as defined below) to incur liens securing indebtedness for borrowed money or capital leases. See “Description of Notes — Certain Covenants — Limitation on Liens.”
Form and Settlement; Book-Entry System
The notes will be issued in fully registered form and will be represented by one or more global notes. The global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, book entry records maintained by DTC and its direct and indirect participants. Your interest in a global note may not be exchanged for certificated notes, except in limited circumstances.
Trading
We do not intend to list the notes on any national securities exchange. The notes will be new securities for which there is currently no public market.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $987.3 million. We intend to use the net proceeds we receive from this offering to pay fees and expenses relating to this offering and for general corporate purposes.
Governing Law
State of New York.

Recent Results
The following tables summarize certain consolidated financial and operating data with respect to UAL for the fourth quarter and full year of 2025.(1)
	Three months ended December 31, 2025	Year ended December 31, 2025
	(unaudited, in millions)
Net income	$1,044	$3,353
Adjusted EBITDA(2)	2,185	8,076
Adjusted EBITDAR(2)	2,424	8,969

(1)
The summary of consolidated financial data is preliminary, because, as of the date of this prospectus supplement, we have not completed our financial close process for 2025. This preliminary data is based upon our estimates and is subject to completion of our financial closing procedures. In addition, this preliminary data has not been audited or reviewed by our independent registered public accounting firm.

(2)
Adjusted EBITDA and Adjusted EBITDAR: We calculate Adjusted EBITDA by adding interest, taxes, depreciation and amortization to net income and adjusting for special charges, nonoperating unrealized (gains) losses on investments, net and nonoperating debt extinguishment and modification fees. UAL believes that adjusting for these items is useful to investors because they are not indicative of UAL’s ongoing performance. A detailed listing of these exclusions is provided below. UAL’s management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information about UAL’s operating performance. However, these measures should not be considered as alternatives to net income or cash flows from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA and Adjusted EBITDAR are not recognized terms under GAAP. Effective January 1, 2025, Adjusted EBITDA is further adjusted by the fixed portion of operating lease expense, instead of solely aircraft rent as was the case historically, to calculate Adjusted EBITDAR. We believe this change provides investors with enhanced comparability to peers and better reflects our performance. The change in EBITDAR calculation methodology does not represent a change in management’s expectations. Prior period amounts have been recast to conform to the current period presentation. Adjusted EBITDA and Adjusted EBITDAR should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. Adjusted EBITDA and Adjusted EBITDAR exclude some, but not all, items that affect net income, and these measures may vary among other companies. Therefore, Adjusted EBITDA and Adjusted EBITDAR as presented herein may not be comparable to similarly titled measures of other companies. In addition, Adjusted EBITDA and Adjusted EBITDAR, net income and interest expense as presented herein are not the same as similar terms used in the indenture for the notes offered hereby and should not be used for any calculations under such indenture. The following table shows the calculation of Adjusted EBITDA and Adjusted EBITDAR:

	Three months ended December 31, 2025	Year ended December 31, 2025
	(unaudited, in millions)
Adjusted EBITDA and Adjusted EBITDAR Calculations
Net income	$1,044	$3,353
Adjusted for:
Depreciation and amortization	748	2,939
Interest expense, net of capitalized interest and interest income	133	556
Income tax expense	281	953
Special charges (credits)	(8)	259
Nonoperating unrealized (gains) losses on investments, net	(13)	(4)
Nonoperating debt extinguishment and modification fees	—	20

	Three months ended December 31, 2025	Year ended December 31, 2025
	(unaudited, in millions)
Adjusted EBITDA	$2,185	$8,076
Fixed portion of operating lease expense	239	894
Adjusted EBITDAR	$2,424	$8,969
Operating statistics:
Passengers (thousands)	45,679	181,053
Revenue passenger miles (millions)	68,246	271,619
Available seat miles (millions)	83,365	330,284
Passenger load factor	81.9%	82.2%
Passenger revenue per available seat mile (cents)	16.71	16.18
Cost per available seat mile (cents)	16.81	16.46
Cost per available seat mile (cents), excluding special charges, third-party business expenses and profit sharing	12.94	12.64

RISK FACTORS
You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by other reports filed by us with the SEC (which are incorporated by reference herein), before purchasing the notes. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the notes could decline, and you could lose part or all of your investment.
Risk Factors Relating to the Notes
The notes and the note guarantee are unsecured and effectively subordinated to UAL’s and the Guarantor’s secured debt and structurally subordinated to all obligations of UAL’s subsidiaries other than the Guarantor.
The notes represent UAL’s senior unsecured obligations, and the note guarantee represents the senior unsecured obligation of the Guarantor. The notes and the note guarantee rank equally in right of payment with all of UAL’s and the Guarantor’s existing and future unsecured and unsubordinated debt. However, the notes and the note guarantee are effectively subordinated to all of UAL’s and the Guarantor’s existing and future secured debt to the extent of the collateral securing such debt and structurally subordinated to all existing and future obligations of UAL’s subsidiaries other than the Guarantor. As of September 30, 2025, assuming that the notes had been issued on such date, UAL would have had approximately $4.3 billion of long-term debt (including current maturities), none of which was secured, and UAL and its subsidiaries would have had approximately $26.4 billion of long-term debt, finance lease obligations (including current maturities) and other financial liabilities, of which approximately $22.2 billion was secured, and in addition, as of such date and as of the date hereof, United had available and undrawn $3.0 billion under a secured revolving credit facility. In addition, as of September 30, 2025, the Guarantor had entered into guarantees for approximately $2.9 billion aggregate principal amount of tax-exempt special facilities revenue bonds and related interest.
In the event of any distribution of UAL’s or the Guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of unsecured indebtedness that is deemed to be of the same class as the notes and the note guarantee, and potentially with all of UAL’s and the Guarantor’s other general creditors, based upon the respective amounts owed to each holder or creditor, in UAL’s and the Guarantor’s remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.
Holders of the notes will be creditors of only UAL and the Guarantor for purposes of the notes and the note guarantee and not our non-guarantor subsidiaries. The ability of UAL’s and the Guarantor’s creditors, including you, to participate in any distribution of assets of any of UAL’s non-guarantor subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that non-guarantor subsidiary’s creditors, including trade creditors, and any prior or equal claim of any equity holder of that non-guarantor subsidiary. As a result, you may receive less, proportionately, than the creditors of UAL’s non-guarantor subsidiaries.
We are dependent on our operating subsidiary because of our holding company structure.
UAL conducts substantially all its business through its operating subsidiary, United. UAL is substantially dependent on the cash flow generated by the operations of United and on dividends and other payments to it from United to meet its liquidity needs, debt service and other obligations, including payment of the notes. Although United has unconditionally guaranteed payment of the notes, it may be unable to pay any amounts due on its notes guarantee or to provide UAL with funds for UAL’s payment obligations on the notes, by dividend, distribution, loan or other payment. No subsidiary of UAL other than United is guaranteeing the notes. In addition, under applicable state law, UAL’s subsidiaries may be limited in the amounts they are permitted to pay as dividends on their capital stock.

We may be unable to repay the notes at maturity.
At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If the maturity date were to occur at a time when other arrangements prohibited us from repaying the notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we would attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we could not obtain such waivers or refinance these borrowings, we would be unable to repay the notes.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our other indebtedness that is not waived by the required holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could leave us unable to pay principal or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal or interest on such indebtedness, or if we otherwise fail to comply with the applicable covenants, including financial and operating covenants, in the agreements governing our other indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be immediately due and payable, together with accrued and unpaid interest, which in turn could trigger cross defaults under the other agreements governing our indebtedness. The indenture governing the notes does not have cross-default or cross-acceleration events of default. We may not have, and may not be able to obtain, sufficient funds to pay any accelerated amounts, and we could be forced into bankruptcy or liquidation. If an event of default or declaration of acceleration were to occur and not be cured, then our business, operating results and financial condition could be materially and adversely affected.
We may be unable to purchase the notes upon a “Change of Control Triggering Event.”
Upon the occurrence of a “Change of Control Triggering Event,” as defined in the indenture governing the notes (see “Description of Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Triggering Event”), we would be required to offer to purchase the notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any. The change of control provision of the notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction, even though such a transaction may materially adversely affect you, unless the transaction falls within the definition of a “Change of Control.” See “Description of Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Triggering Event.”
Other debt of ours may contain prohibitions of events that would constitute a Change of Control Triggering Event or would require such debt to be repurchased or repaid upon a Change of Control Triggering Event or similar event. Moreover, the exercise by holders of the notes of the right to require us to repurchase their respective notes could cause a default under our other debt, even if the Change of Control Triggering Event itself does not result in a default under such debt, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of the notes upon a repurchase may be limited by our financial resources at the time of such repurchase. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Upon the occurrence of a Change of Control Triggering Event, we could seek to refinance the notes or obtain a waiver from you as a holder of the notes. However, we may not be able to obtain a waiver or refinance the notes on commercially reasonable terms, if at all. Our failure to purchase the notes in connection with a Change of Control Triggering Event would result in a default under the indenture. Such a default may, in turn, constitute a default under other of our existing debt, and may constitute a default under future debt as well.
We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, that would not constitute a “Change of Control Triggering Event” under the indenture governing the notes, but that could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure, or otherwise adversely affect holders of the notes.
Under the indenture governing the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered a “Change of Control Triggering Event.” The term

“Change of Control Triggering Event” is limited to certain specified transactions and may not include other events that might harm our financial condition. See “Description of Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Triggering Event.” As a result, we could enter into any of these transactions without being required to make an offer to purchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or otherwise materially adversely affect the holders of the notes. Accordingly, our obligation to offer to purchase the notes upon a “Change of Control Triggering Event” would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.
A “Change of Control Triggering Event,” as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of “Change of Control Triggering Event” in the indenture includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.
The Change of Control Triggering Event repurchase provisions may delay or prevent an otherwise beneficial takeover attempt of us.
The change of control purchase rights, which will allow noteholders to require us to purchase all or a portion of their notes upon the occurrence of a “Change of Control Triggering Event,” as defined in the indenture governing the notes, may in certain circumstances delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary’s guarantee of debt of its parent company, such as the note guarantee, can be voided, or claims under such a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee, (i) intended to hinder, delay or defraud any present or future creditor or (ii) received less than reasonably equivalent value or fair consideration for the issuance of the guarantee and, in the case of clause (ii) only, the subsidiary guarantor:
•
was insolvent or rendered insolvent by reason of issuing the guarantee;

•
was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

In addition, any payment by that subsidiary guarantor under such a subsidiary guarantee could be required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.
The measures of insolvency for these purposes will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•
it could not pay its debts as they became due.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.
While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.
The indenture for the notes does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
limit our ability to incur indebtedness that is equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•
restrict our ability to repurchase or prepay any of our other securities or other indebtedness;

•
restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our capital stock or other securities ranking junior to the notes; or

•
restrict our ability to enter into highly leveraged transactions.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
There is no public market for the notes, and we cannot assure you that an active trading market will develop for the notes.
There is no established trading market for the notes. We have no plans to list the notes on a securities exchange. Although certain of the underwriters have advised us that they currently intend to make a market in the notes after the completion of the offering, the underwriters are not obligated to do so, and such market-making activities may be discontinued at any time without notice. We cannot assure you that any market for the notes will develop, or that such a market will provide liquidity for holders of the notes. The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors.
The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.
The credit ratings assigned to the notes will reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.
Any downgrade in the corporate family rating or credit ratings for our public debt securities could limit our ability to access the capital markets, increase our borrowing costs and adversely affect the market price of our outstanding debt securities, or otherwise impair our business, financial condition and results of operations. We are subject to a ratings downgrade at any time, including between the pricing of the notes and the issuance date of the notes.
Credit rating agencies continually review our corporate ratings and ratings for our public debt securities. Credit rating agencies also evaluate the industries in which we and our affiliates operate and may change their credit rating for us based on their overall view of such industries. We are subject to a ratings downgrade at any time, and no assurance can be given that events occurring between now and the issuance of the notes will not result in the rating agencies downgrading our credit rating. There can be no assurance that any rating assigned to our currently outstanding public debt securities will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances so warrant.
Our ability to access the capital markets is in part driven by our ratings and a downgrade of our credit ratings could, among other things:
•
limit our access to the capital markets or otherwise adversely affect the availability of other new financing on favorable terms, if at all;

•
result in more restrictive covenants in agreements governing the terms of any future indebtedness that we may incur;

•
increase our cost of borrowing;

•
adversely affect the market price of our outstanding debt securities; and

•
impair our business, financial condition and results of operations.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $987.3 million. We intend to use the net proceeds we receive from this offering to pay fees and expenses relating to this offering and for general corporate purposes.

CAPITALIZATION
The following table sets forth the cash and short-term investments and capitalization of UAL together with its consolidated subsidiaries as of December 31, 2025, (1) on a historical basis and (2) as adjusted to reflect the issuance and sale of the notes in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.(1)
	At December 31, 2025
	Actual	As adjusted
	(unaudited, in millions)
Cash, restricted cash and short-term investments:
Unrestricted cash and cash equivalents	$5,942	$6,929
Short-term investments	6,298	6,298
Restricted cash	139	139
Total cash and short-term investments	$12,379	$13,366
Capitalization:
Secured debt
4.375% SGR Senior Secured Notes due 2026	$2,000	$2,000
4.625% SGR Senior Secured Notes due 2029	2,000	2,000
SGR Term Loan due 2031	2,061	2,061
EETC Debt	8,009	8,009
Bank Debt and Other Debt	4,061	4,061
Finance leases	474	474
Other financial liabilities	3,248	3,248
Unamortized (discount) premium and deferred financing fees	(117)	(117)
Total secured debt, finance leases and other financial liabilities(2)	$21,736	$21,736
Notes offered hereby	$—	$1,000
1.000% PSP Notes due 2030 and 2031	3,181	3,181
Other unsecured notes	71	71
Total unsecured debt	$3,252	$4,252
Total debt, finance leases and other financial liabilities	$24,988	$25,988
Shareholders’ equity	$15,282	$15,282
Total capitalization	$40,269	$41,269

(1)
The information included in the table above is preliminary, because, as of the date of this prospectus supplement, we have not completed our financial close process for 2025. This preliminary data is based upon our estimates and is subject to completion of our financial closing procedures. In addition, this preliminary data has not been audited or reviewed by our independent registered public accounting firm.

(2)
In addition, United had available and undrawn $3.0 billion under a secured revolving credit facility as of December 31, 2025 and as of the date hereof.

SELECTED FINANCIAL DATA
	Nine months ended September 30,		Last twelve months ended September 30, 2025	Year ended December 31, 2024
	2025	2024
	(unaudited, in millions)
Net income	$2,309	$2,164	$3,295	$3,149
Adjusted EBITDA(1)	5,890	5,876	8,229	8,211
Adjusted EBITDAR(1)	6,545	6,520	9,095	9,066

(1)
Adjusted EBITDA and Adjusted EBITDAR: We calculate Adjusted EBITDA by adding interest, taxes, depreciation and amortization to net income and adjusting for special charges, nonoperating unrealized (gains) losses on investments, net and nonoperating debt extinguishment and modification fees. UAL believes that adjusting for these items is useful to investors because they are not indicative of UAL’s ongoing performance. A detailed listing of these exclusions is provided below. UAL’s management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information about UAL’s operating performance. However, these measures should not be considered as alternatives to net income or cash flows from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA and Adjusted EBITDAR are not recognized terms under GAAP. Effective January 1, 2025, Adjusted EBITDA is further adjusted by the fixed portion of operating lease expense, instead of solely aircraft rent as was the case historically, to calculate Adjusted EBITDAR. We believe this change provides investors with enhanced comparability to peers and better reflects our performance. The change in EBITDAR calculation methodology does not represent a change in management’s expectations. Prior period amounts have been recast to conform to the current period presentation. Adjusted EBITDA and Adjusted EBITDAR should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. Adjusted EBITDA and Adjusted EBITDAR exclude some, but not all, items that affect net income, and these measures may vary among other companies. Therefore, Adjusted EBITDA and Adjusted EBITDAR as presented herein may not be comparable to similarly titled measures of other companies. In addition, Adjusted EBITDA and Adjusted EBITDAR, net income and interest expense as presented herein are not the same as similar terms used in the indenture for the notes offered hereby and should not be used for any calculations under such indenture. The following table shows the calculation of Adjusted EBITDA and Adjusted EBITDAR:

	Nine months ended September 30,		Last twelve months ended September 30, 2025	Year ended December 31, 2024
	2025	2024
	(unaudited, in millions)
Adjusted EBITDA and Adjusted EBITDAR Calculations
Net income	$2,309	$2,164	$3,295	$3,149
Adjusted for:
Depreciation and amortization	2,191	2,169	2,950	2,928
Interest expense, net of capitalized interest and interest income	424	532	569	676
Income tax expense	672	697	994	1,019
Special charges (credits)(A)	266	44	335	112
Nonoperating unrealized losses on investments, net(A)	8	160	47	199
Nonoperating debt extinguishment and modification fees(A)	20	110	39	128
Adjusted EBITDA	$5,890	$5,876	$8,229	$8,211
Fixed portion of operating lease expense	654	644	866	855
Adjusted EBITDAR(B)	$6,545	$6,520	$9,095	$9,066

(A)
The following table presents additional information regarding the special charges and unrealized losses on investments excluded from net income in calculating Adjusted EBITDA and Adjusted EBITDAR:

	Nine months ended September 30,		Last twelve months ended September 30, 2025	Year ended December 31, 2024
	2025	2024
	(unaudited, in millions)
Special charges (credits) and unrealized losses on investments
Operating labor contract ratification bonuses	$561	$—	$561	$—
Operating (gains) losses on sale of assets and other special charges	(295)	44	(226)	112
Nonoperating unrealized losses on investments, net	8	160	47	199
Nonoperating debt extinguishment and modification fees	20	110	39	128
Total operating and nonoperating special charges (credits) and unrealized losses on investments, net	$295	$314	$421	$439

(B)
The prior period has been recast to conform to current period presentation.

DESCRIPTION OF NOTES
We will issue the notes under an indenture, dated as of May 7, 2013, among UAL, United and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of the date of issuance of the notes. The following summarizes the material provisions of the notes. The following description supplements (and, to the extent inconsistent therewith, replaces) the description of the terms of the debt securities and guarantees under “Description of Debt Securities and Guarantees” in the accompanying prospectus. See “— Certain Definitions” below for definitions of certain capitalized terms used in the following description. We refer to the indenture, as supplemented by such supplemental indenture, as the “indenture.” The following description does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the notes, which we urge you to read because they, and not this description, define your rights as a note holder. A copy of the form of the indenture (prior to such supplement) has been filed as an exhibit to the registration statement relating to this prospectus.
General
The notes will be initially limited to $1,000,000,000 aggregate principal amount, will mature on March 1, 2031 and will be our senior unsecured obligations.
The notes bear interest at the rate of 5.375% per year on the principal amount from the original issue date or from the most recent date to which interest has been paid or for which interest has been provided. Interest is payable semiannually in arrears on March 1 and September 1, commencing on September 1, 2026, to holders of record at the close of business on the February 15 and August 15 (whether or not a business day) immediately preceding such interest payment date. Each payment of interest on the notes will include interest accrued through the day before the applicable interest payment date (or redemption date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date and without any interest or other payment due to the delay. Interest is calculated using a 360-day year composed of twelve 30-day months.
Interest will cease to accrue on a note upon its maturity, cancellation, redemption or purchase by us at the holder’s option upon a Change of Control Triggering Event. We may not reissue a note that has matured, been redeemed, been purchased by us at the holder’s option upon a Change of Control Triggering Event or otherwise been cancelled, except for registration of transfer, exchange or replacement of such note.
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The indenture contains no covenants or other provisions to afford protection to holders of notes in the event of a highly leveraged transaction or a change in control except to the extent described under “— Certain Covenants — Offer to Repurchase Upon a Change of Control Triggering Event,” “— Certain Covenants — Limitations on Liens” and “— Merger and Sales of Assets.”
The notes will be issued in the form of one or more global notes deposited with a custodian for DTC, and beneficial interests in the global notes will be shown on DTC’s book-entry records. See “— Form and Settlement; Book-Entry System.” The notes will be issued in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The notes will not be listed on any national securities exchange.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of this series of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes.

The Note Guarantee
The Guarantor will fully and unconditionally guarantee on a senior unsecured basis the due and punctual payment of the principal of (and premium, if any) and interest on each note, whether at Stated Maturity, upon redemption, upon acceleration, upon required repurchase at the option of the holder or otherwise according to the terms thereof and of the indenture and all other obligations of UAL under the indenture and the notes.
There is a risk that the note guarantee is voidable under applicable law relating to fraudulent transfer or conveyance or similar laws affecting the rights of creditors generally. See “Risk Factors — Risk Factors Relating to the Notes — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.” The indenture provides that, in the event that the Guarantor Obligations under the note guarantee would constitute such a fraudulent transfer or conveyance or violation of similar laws, then the liability of the Guarantor under the note guarantee will be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation.
The Guarantor will be released from all obligations under its note guarantee upon the legal defeasance of the notes in accordance with the terms of the indenture. See “— Satisfaction and Discharge of the Indenture; Defeasance.”
Ranking of the Notes and the Note Guarantee
The notes will represent our senior unsecured obligations, and the note guarantee will represent the senior unsecured obligation of the Guarantor. The notes and the note guarantee rank equally in right of payment with all of our and the Guarantor’s existing and future unsecured and unsubordinated debt. However, the notes and the note guarantee will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the collateral securing such debt and structurally subordinated to all existing and future obligations of UAL’s subsidiaries other than the Guarantor.
As of September 30, 2025, assuming that the notes had been issued on such date:
•
UAL would have had approximately $4.3 billion of long-term debt (including current maturities), none of which was secured;

•
UAL and its subsidiaries would have had approximately $26.4 billion of long-term debt, finance lease obligations (including current maturities) and other financial liabilities, of which approximately $22.2 billion was secured, and in addition, as of such date and as of the date hereof, United had available and undrawn $3.0 billion under a secured revolving credit facility; and

•
United had entered into guarantees for approximately $2.9 billion aggregate principal amount of tax-exempt special facilities revenue bonds and related interest.

In the event of any distribution of our or the Guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of unsecured indebtedness that is deemed to be of the same class as the notes and the note guarantee, and potentially with all of our and the Guarantor’s other general creditors, based upon the respective amounts owed to each holder or creditor, in our and the Guarantor’s remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.
Holders of the notes will be creditors of only UAL and United for purposes of the notes and the note guarantee and not our other subsidiaries. The ability of our creditors, including you, to participate in any distribution of assets of any of our non-Guarantor subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that non-Guarantor subsidiary’s creditors, including trade creditors, and any prior or equal claim of any equity holder of that non-Guarantor subsidiary. As a result, you may receive less, proportionately, than the creditors of our non-Guarantor subsidiaries. See “Risk Factors — Risk Factors Relating to the Notes — The notes and the note guarantee are unsecured and effectively subordinated to

UAL’s and the Guarantor’s secured debt and structurally subordinated to all obligations of UAL’s subsidiaries other than the Guarantor.”
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Optional Redemption
We will have the right to redeem the notes, in whole or in part at any time.
Prior to September 1, 2030 (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:
(1)   100% of the principal amount of the notes to be redeemed, and
(2)   the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding accrued and unpaid interest to the redemption date, and assuming final maturity on the Par Call Date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed, if any, up to, but not including such redemption date.
On or after the Par Call Date, we may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. The indenture will provide that with respect to any redemption we will notify the Trustee of the redemption price.
For purposes of determining the redemption price, “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us on the third business day preceding the redemption date by taking the simple average of the yields to maturity for each of the five business days immediately preceding such third business day based upon the yield or yields that appear after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), for such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If for any of such five business days immediately preceding the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Any such redemption may, at our discretion, be subject to the satisfaction or waiver of one or more conditions, including the occurrence of a Change of Control or the closing of another transaction, including a sale of securities or other financing. If such redemption is subject to satisfaction or waiver of one or more conditions, such notice shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by us on or before the redemption date. We will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. We will provide notice of any waiver of a condition or failure to meet such conditions no later than the redemption date. We will provide notice to the Trustee in no event less than one business day prior to the redemption date if any such redemption has been rescinded or delayed. Upon the Trustee’s receipt of such notice, (i) the notice of redemption shall be automatically rescinded and we will have no obligation to redeem the notes called for redemption or (ii) the redemption date shall automatically be delayed until the new redemption date specified in such notice, as applicable. Promptly after receipt of such notice but in no event less than one business day prior to the applicable redemption date, the Trustee shall provide a copy such notice to DTC to be given to each holder of notes in accordance with applicable DTC procedures.
In addition, we may at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable law.
Redemption Procedures
We will provide not less than 10 nor more than 60 days’ notice sent to each registered holder of the notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the notes or portions of such notes called for redemption. In the event that any redemption date is not a business day, we will pay the redemption price on the next business day with the same force and effect as if paid on the redemption date and without any interest or other payment due to the delay.
If less than all of the outstanding notes are to be redeemed, subject to the DTC procedures for global notes, the trustee will select the notes to be redeemed in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. In this case, the trustee may select the notes by lot, pro rata or by any other method the trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The trustee will make the selection at least 10 days but no more than 60 days before the redemption date from outstanding notes not previously called for redemption.
Certain Covenants
The indenture will contain, among other things, the following covenants:
Offer to Repurchase Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have otherwise exercised our right to redeem the notes, each holder of notes will have the right to require us to purchase all or a portion

(equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, unless we have otherwise exercised our right to redeem the notes, we will be required to deliver a notice to each holder of such notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer; provided that, at our option, we may deliver such notice prior to any Change of Control but after the public announcement of the Change of Control. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer must surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of DTC, before the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw the notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, purchases all of such notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
Except as described above with respect to a Change of Control Triggering Event, the indenture does not and the notes will not contain any other provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization, or similar transaction.
Limitation on Liens
UAL will not, and will not permit any Material Subsidiary to, at any time subject to any Lien any Covered Property to secure any Indebtedness or Capital Lease, unless the notes are expressly secured equally and ratably with any such Indebtedness or Capital Lease so secured, including any guarantee thereof, so long as any such Indebtedness or Capital Lease shall be so secured, and UAL covenants that if and when any such Lien is created, the notes will be so secured thereby; provided, that, the foregoing shall not apply to:
(a)   (i) Liens on Covered Property outstanding on the Closing Date securing Indebtedness or Capital Leases outstanding on the Closing Date (and as in effect on the Closing Date) and (ii) Liens on

Covered Property (including cure collateral) incurred after the Closing Date pursuant to the terms of any Indebtedness or Capital Leases outstanding on the Closing Date (and as in effect on the Closing Date);
(b)   any Lien on any Covered Property (i) existing at the time of acquisition of such Covered Property or the entity owning such Covered Property (including acquisition through merger or consolidation), or (ii) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of Covered Property or any real or personal property leased to UAL or any of its Subsidiaries or any Indebtedness or Capital Lease incurred prior thereto, at the time of, or within 180 days after, the completion of the acquisition, construction, repair, refurbishment, modification or improvement of the relevant Covered Property or any real or personal property leased to UAL or any of its Subsidiaries for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;
(c)   Liens by a UAL Subsidiary as security for Indebtedness or Capital Lease owed to UAL or any UAL Subsidiary;
(d)   a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of UAL or any UAL Subsidiary in the ordinary course of business on moneys of UAL or such UAL Subsidiary deposited with such lender or holder in the ordinary course of business;
(e)   Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;
(f)   any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (e) in connection with the refinancing, amendment, restructuring or other modification of Indebtedness or Capital Lease of UAL and its Subsidiaries secured by such Lien; and
(g)   other Liens not permitted by any of the foregoing clauses (a) through (f) on any Covered Property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (g) if the aggregate principal amount of outstanding Indebtedness (without duplication for any guarantee of such Indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (g) subsequent to the Closing Date, including the Lien proposed to be incurred, shall exceed 10% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such Indebtedness or Capital Leases.
Any Lien that is granted to secure the notes shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the notes.
SEC Reports
UAL will file with the Trustee within 30 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that UAL is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Reports, information and documents filed by UAL with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no duty to review or analyze reports delivered to it.
Merger and Sales of Assets
The indenture provides that UAL and the Guarantor will not consolidate with or merge into, or convey, transfer or lease all or substantially all our or the Guarantor’s properties and assets to, any Person unless, among other items:
•
the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture, all our obligations under the notes and the indenture (in the case of UAL) or the obligations under the note guarantee (in the case of the Guarantor); and
•
immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

Any such successor will succeed to and be substituted for, and may exercise every right and power of, UAL or the Guarantor, whichever is party to such transaction, under the indenture, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the notes.
We will deliver, or cause to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, conveyance, transfer or lease complies with the requirements of the indenture.
Events of Default
An “Event of Default” occurs with respect to the notes if any of the following occurs:
(1)   default in any payment of the principal amount or premium, if any, on any of the notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;
(2)   failure to pay interest on the notes when such interest becomes due and payable and such failure continues for a period of 30 days;
(3)   failure by UAL or the Guarantor to comply in any material respect with any other covenants or agreements applicable to the notes and such failure continues for 90 days after the notice specified below;
(4)   except as permitted by the indenture, the note guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor denies or disaffirms in writing its obligations under the note guarantee; or
(5)   certain events of bankruptcy or insolvency described in the indenture with respect to UAL or the Guarantor.
A Default under clause (3) above will not constitute an Event of Default until the Trustee notifies us or the holders of at least 25% in principal amount of the outstanding notes notify us and the Trustee of the Default and we do not cure such Default within 90 days after receipt of such notice.
If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to UAL or the Guarantor) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may, by written notice to us (and to the Trustee, if such notice is given by the holders of the notes), declare the principal amount of the notes and any accrued and unpaid interest on the notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization with respect to UAL or the Guarantor, the principal amount of and accrued and unpaid interest on the notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.
If a Default with respect to the notes occurs and is continuing and is actually known to a trust officer of the Trustee, the Trustee will mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or accrued and unpaid interest on the notes, the Trustee may withhold the notice if and so long as a committee comprised of its trust officers in good faith determines that withholding such notice is in the interest of the holders of the notes.
An Event of Default with respect to the notes will not necessarily be an event of default with respect to any other debt securities issued under the indenture, and an event of default with respect to another series of debt securities issued under the indenture will not necessarily be an Event of Default with respect to the notes.

The indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the notes, or exercising any trust or power conferred on the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or, subject to certain exceptions, that the Trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
By notice to the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the notes, (ii) a Default arising from the failure to redeem or purchase any note when required pursuant to the terms of the indenture or (iii) a Default in respect of a provision that under the indenture cannot be amended without the consent of each holder of the notes affected. Further, the holders of a majority in principal amount of the notes by notice to the Trustee may rescind an acceleration of the notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the notes have been cured or waived, except nonpayment of the principal amount of, and accrued and unpaid interest on, the notes that has become due solely because of acceleration.
Modification of Indenture
Without Holder Consent
Without notice to or the consent of any holders of notes, we, the Guarantor and the Trustee may amend the indenture as it applies to the notes:
•
to evidence the succession of another Person to us or the Guarantor pursuant to a consolidation, merger or conveyance, transfer or lease of assets permitted under the indenture; or

•
to surrender any right or power conferred upon us; or

•
to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes, and to add any additional Events of Default for the notes, subject to certain limitations; or

•
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution, officers’ certificate or in the notes that may be defective or inconsistent with any other provision contained therein; or

•
to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of notes; or

•
to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect; or

•
to add to or change any provisions of the indenture to such extent as necessary to permit or facilitate the issuance of the notes in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the holders of notes in any material respect; or

•
to provide security for the notes; or

•
to provide additional guarantees for the notes; or

•
to make any change that does not adversely affect the rights of any holder of notes in any material respect; or

•
to evidence and provide for the acceptance of appointment of a separate or successor Trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one Trustee.

With Holder Consent
Except as provided above, the consent of the holders of a majority in aggregate principal amount of the notes is generally required to amend the indenture as it applies to the notes. However, without the consent of each holder of an affected note, an amendment may not:
•
make any change to the percentage of principal amount of notes the holders of which must consent to an amendment or waiver; or

•
reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods, of the notes; or

•
make the notes of such holder payable in money or securities other than that as stated in the notes; or

•
make any change that adversely affects such holders’ right to require us to purchase the notes of such holder in accordance with the terms of the indenture; or

•
impair the right of such holder to institute suit for the enforcement of any payment with respect to the notes; or

•
except as referred to under “— Satisfaction and Discharge of the Indenture; Defeasance” or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to the indenture, release the Guarantor from its obligations under its note guarantee or make any change in the note guarantee that would adversely affect such holder; or

•
change certain requirements relating to waiving an existing Default or to the right to receive payment of, or bring suit to enforce payments of, the principal amount of, premium, if any, or interest on the notes; or

•
modify any of the foregoing provisions of this sentence.

Satisfaction and Discharge of the Indenture; Defeasance
The indenture shall cease to be of any further effect with respect to the notes if either (a) UAL has delivered to the Trustee for cancellation all notes (with certain limited exceptions) or (b) all notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their maturity within one year or are to be called for redemption within one year, and UAL shall have deposited with the Trustee as trust funds the amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be.
In addition, UAL shall have a “legal defeasance option” (pursuant to which UAL may terminate, with respect to the notes, all of its obligations, except for certain obligations, under the notes and the indenture with respect to the notes and all obligations of the Guarantor under the note guarantee) and a “covenant defeasance option” (pursuant to which UAL may terminate, with respect to the notes, its obligations under the covenants described under “— Certain Covenants” above). If the legal defeasance option is exercised with respect to the notes, payment of the notes may not be accelerated because of an Event of Default. If the covenant defeasance option is exercised with respect to the notes, payment of the notes may not be accelerated because of an Event of Default related to the specified covenants.
In order to exercise either the legal defeasance option or the covenant defeasance option with respect to the notes:
•
UAL must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

•
in the case of an election of the legal defeasance option, UAL shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that: (a) UAL has received from,

or there has been published by, the Internal Revenue Service (the “IRS”) a ruling; or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
•
in the case of an election of the covenant defeasance option, UAL shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as certain bankruptcy, insolvency or reorganization Events of Default are concerned, at any time in the period ending on the 91st day after the date of deposit;

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such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which UAL is a party or by which UAL is bound;

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UAL shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by UAL with the intent of preferring the holders of the notes over any other creditors of UAL or with the intent of defeating, hindering, delaying or defrauding any other creditors of UAL or others; and

•
UAL shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

The Registrar and Paying Agent
The Trustee, acting through its corporate trust office, has been appointed the registrar and paying agent for the notes. Notes are transferable at the office of the registrar. Principal and interest will be payable at the office of the paying agent. We may, however, pay interest at our option by check mailed to registered holders of the notes or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the registrar for the notes. Payments of principal of the notes will be made against surrender of the notes at the office of the Trustee (acting as paying agent) at our option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes.
We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The indenture is, and the notes and note guarantee will be, governed by, and construed in accordance with, the laws of the State of New York.
Form and Settlement; Book-Entry System
The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Except under circumstances described below, the notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.
So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal and interest payments on notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of UAL, the Guarantor, the Trustee, any paying agent or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests. Any notices required to be given to the registered holders while the notes are global notes will be given to DTC.
We expect that the depositary for the notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.
Notes represented by the global note will be exchangeable for certificated securities with the same terms only if:
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DTC notifies UAL that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, UAL fails to appoint a successor depositary within 90 days following such event;

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UAL executes and delivers to the Trustee an officers’ certificate to the effect that such global note shall be so exchangeable; or

•
an Event of Default shall have occurred and be continuing and owners of beneficial interests in the global note in an amount not less than a majority of the aggregate outstanding principal amount of such global note have delivered to UAL and the Trustee a notice indicating that the continuation of the book-entry system through DTC is no longer in the best interests of the holders of such beneficial interests.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives, own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Certain Definitions
Set forth below are certain defined terms used in the indenture, which are used in the descriptions under “— Certain Covenants” above:

“Aircraft Assets” means aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the foregoing.
“Airline/Parent Merger” means the merger or consolidation, if any, of United and UAL.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
“Board of Directors” means the board of directors of UAL or any committee thereof duly authorized to act on behalf of the board of directors of UAL.
“Brand Assets” means all (a) worldwide rights, owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by UAL, United or any of their Subsidiaries, in and to all Intellectual Property comprising, or associated with, (i) all Trademarks that include the word “United” or phrase “United Airlines” or any successor brand, and all variations of the foregoing (including any Trademarks confusingly similar thereto, derived therefrom or containing the key elements thereof) (collectively, the “Brand Trademarks”), (ii) the “united.com” domain name and similar domain names or any successor domain names (collectively, the “Brand Domain Names”), and (iii) other Trademarks, and any rights associated with any of the foregoing, owned or purported to be owned by and/or associated with UAL, United or any of their Subsidiaries (including, for avoidance of doubt, Continental Airlines, Inc. and United Continental Holdings, Inc. and any other predecessor of UAL, United or any of their Subsidiaries) (collectively, the “Other Brand Trademarks”), including (A) all causes of action and claims now or hereafter held by UAL, United or any of their Subsidiaries in respect of the Brand Trademarks, Brand Domain Names and Other Brand Trademarks, including, without limitation, the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof and (B) all other Trademark rights corresponding thereto and all other Trademark rights of any kind whatsoever accruing under the Brand Trademarks, Brand Domain Names and Other Brand Trademarks; and including license, sublicence, contribution, lending, administrative, operating, services, management, co-branding, partnering or similar agreements related to or entered into in connection with the foregoing, and all proceeds of the foregoing, and (b) Equity Interests, and debt securities convertible into, or exchangeable for, Equity Interests, in the Brand Assets Group.
“Brand Assets Group” means, each Subsidiary of United and UAL (other than United) whose primary business activity is to hold, own, operate, manage, or serve Brand Assets.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Stock” means:
(1)   in the case of a corporation, corporate stock;
(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control” means the occurrence of any of the following:
(1)   the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of UAL and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); provided that the sale by United of all or substantially all of its properties or assets to UAL shall not constitute a Change of Control; or
(2)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of UAL (measured by voting power rather than number of shares), other than (i) any such transaction where the Voting Stock of UAL (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares) or (ii) any merger or consolidation of UAL with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); provided that the occurrence of the Airline/Parent Merger shall not be deemed to constitute a Change of Control.
“Change of Control Offer” has the meaning assigned to that term in the first paragraph under the caption “— Offer to Repurchase Upon a Change of Control Triggering Event”.
“Change of Control Payment Date” has the meaning assigned to that term in the second paragraph under the caption “— Offer to Repurchase Upon a Change of Control Triggering Event.”
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“Closing Date” means the date of original issuance of the notes.
“Consolidated Tangible Assets” means, at any date of determination, the total assets of UAL and its Subsidiaries as of the end of a fiscal quarter reported on the most recently prepared consolidated balance sheet of UAL filed with the SEC, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of UAL or any of its Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.
“Covered Property” means any property, tangible or intangible, real or personal, or asset of UAL or any UAL Subsidiary, other than any Aircraft Assets, Brand Assets, SRG Assets, or Loyalty Assets.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FAA Slot” means, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to U.S. Federal Aviation Administration or U.S. Department of Transportation regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.
“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.
“Foreign Slot” means, in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or take-off at a specific time or during a specific time period.

“GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Gate Leaseholds” means, at any time, all of the right, title, privilege, interest, and authority now or hereafter acquired or held by United or any other applicable UAL subsidiary in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which United or any other UAL subsidiary conducts scheduled operations.
“Guarantor” means United.
“Guarantor Obligations” means the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the notes), if any, on the notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any holder or otherwise, according to the terms thereof and of the indenture and all other obligations of UAL with respect to the notes to the holder or the indenture trustee hereunder or thereunder.
“Indebtedness” means any Person’s obligation for borrowed money, including without limitation all obligations evidenced by bonds, debentures, notes or similar instruments.
“Intellectual Property” means all (a) patents, applications for patents and statutory invention registrations, including reissues, divisions, provisionals, non-provisionals, continuations, renewals, re-examinations, extensions and continuations-in-part of the foregoing, (b) Trademarks, (c) registered or unregistered copyrights, copyrightable subject matter, works of authorship, mask works, rights of publicity and all other rights in any works of authorship and all derivative works, translations, adaptations and combinations of any of the foregoing, all applications and registrations therefor, and renewals, extensions and reversions thereof, (d) Trade Secrets, (e) designs, design registrations, design registration applications and integrated circuit topographies, (f) rights in databases and data collections, (g) moral and economic rights of authors and inventors, however denominated, (h) other intellectual property and proprietary rights in all forms and media, and all goodwill associated therewith, now known or hereafter recognized in any jurisdiction worldwide, whether registered or unregistered, and (i) similar or equivalent rights to any of the foregoing, including those arising under international treaties and convention rights.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).
“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, charge or similar encumbrance; provided, however, that in no event shall an operating lease, operating sublease or license be deemed to constitute a Lien.
“Loyalty Assets” means all assets which are primarily related to, or used or entered into in connection with, the MileagePlus Program, or which are owned or held by the MileagePlus Group, including, without limitation, (i) Intellectual Property primarily used in or required or necessary to operate the MileagePlus Program, (ii) license, sublicence, contribution, operating, services, lending, administrative, management or similar agreements related to or entered into in connection with the MileagePlus Program, (iii) co-branding, partnering or similar agreements related to or entered into in connection with the MileagePlus Program, (iv) data used, generated or produced as part of the MileagePlus Program, (v) miles, points or other units of currency under the MileagePlus Program, and agreements governing the sale, transfer or redemption thereof, (vi) Equity Interests, and debt securities convertible into, or exchangeable for, Equity Interests, in the MileagePlus Group, (vii) any cash or securities or deposit accounts related to the foregoing, and (viii) all proceeds of any of the foregoing.
“Material Subsidiary” means, at any date of determination, any of UAL’s Subsidiaries that, together with its Subsidiaries, (i) for UAL’s most recently completed four full fiscal quarters for which consolidated financial statements have been filed with the SEC, accounted for more than 10.0% of the consolidated revenues of UAL and its Subsidiaries or (ii) as of the end of UAL’s most recent fiscal quarter for which consolidated financial statements have been filed with the SEC, was the owner of more than 10.0% of the consolidated assets of UAL and its Subsidiaries.
“MileagePlus Group” means, collectively, MPH and each of its Subsidiaries (including Mileage Plus Intellectual Property Assets, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands), and any other Subsidiary of United or UAL (excluding United) whose primary business activity is to hold, own or operate assets (including Equity Interests) primarily related to, or used or entered into in connection with, the MileagePlus Program.
“MileagePlus Program” means any loyalty program which is operated, owned or controlled, directly or indirectly by MPH, UAL or United or any of their respective Subsidiaries, or principally associated with MPH, UAL or United or any of their respective Subsidiaries, as in effect from time to time, whether under the “MileagePlus” name or otherwise (in each case including any successor program).
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“MPH” means Mileage Plus Holdings, LLC, a Delaware limited liability company.
“Par Call Date” has the meaning assigned to that term in the second paragraph under the caption “— Optional Redemption”.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which UAL and its Subsidiaries are engaged on the Closing Date.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Rating Agency” means (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3 (a)(62) of the Exchange Act, selected by us (as certified by a resolution of United’s board of directors or the Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.
“Rating Decline” with respect to the notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency), the rating of the notes by each Rating Agency shall be decreased by one or more gradations and in each case below Investment Grade; provided that each Rating Agency indicates that such downgrade is as a result of such Change of Control.
“Routes” means the authority pursuant to Title 49 or other applicable law, to operate scheduled service between a specifically designated pair of terminal points and intermediate points, if any, including, without limitation, applicable frequencies, exemption and certificate authorities.
“S&P” means S&P Global Ratings and its successors.
“SEC” means the Securities and Exchange Commission.
“Slot” means each FAA Slot and each Foreign Slot, as the case may be.
“SRG Assets” means Slots, Routes and Gate Leaseholds.

“Stated Maturity” means the date specified in the notes as the fixed date on which an amount equal to the principal amount of the notes is due and payable.
“Subsidiary” means, with respect to any Person:
(1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2) any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Trademarks” means all trademarks, service marks, trade names, business names, corporate names and other source or business identifiers, trade dress, look and feel, product and service names, logos, brand names, designs, slogans, common law trademarks and service marks, 800 numbers, domain names, URLs, social media usernames, handles, hashtags and account names, symbols, emblems, insignia and other distinctive identification and indicia of source of origin, whether or not registered, including all common law rights thereto, and all applications, renewals, extensions and registrations therefor, and all goodwill associated with or related to any of the foregoing or the business connected with the use of, and symbolized by, the foregoing.
“Trade Secrets” means all confidential or proprietary information, trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and know-how, which may include without limitation all inventions (whether or not patentable), ideas, discoveries, invention disclosures, methods, methodologies, processes, designs, algorithms, source code, customer lists and data, databases, compilations, collections of data, practices, processes, specifications, techniques, improvements, prototypes, devices, test procedures, flow diagrams, research and development, and formulas.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of the indenture.
“UAL” means United Airlines Holdings, Inc., a Delaware corporation formerly known as United Continental Holdings, Inc.
“United” means United Airlines, Inc., a Delaware corporation.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
The following summary discusses certain material U.S. federal income tax considerations, in the case of U.S. holders (as defined below) certain Medicare tax considerations, and in the case of non-U.S. holders (as defined below) certain estate tax considerations, relating to the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets and is applicable only to initial purchasers of notes who purchased the notes at their initial offering price. Additionally, this summary does not deal with special situations. For example, this summary does not address:
•
tax consequences to holders who may be subject to special tax treatment, such as brokers and dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities, controlled foreign corporations, passive foreign investment companies, regulated investment companies, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or U.S. holders that hold their notes through non-U.S. brokers or other non-U.S. intermediaries;

•
tax consequences to persons holding notes as part of a hedging, integrated, constructive sale, conversion or other risk-reduction transaction or a straddle;

•
tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•
alternative minimum tax consequences, if any;

•
any state, local or foreign tax consequences; or

•
a person within the UAL expanded group, within the meaning of the U.S. Treasury regulations promulgated under Section 385 of the Internal Revenue Code of 1986, as amended (the “Code”), and a person who purchases or otherwise acquires a note from such person.

The discussion below is based upon the provisions of the Code, and existing and proposed Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Any of those authorities may be changed or subject to differing interpretations, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described herein.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding our notes, you should consult your tax advisors regarding the tax consequences to you in light of your particular situation.
IF YOU ARE CONSIDERING THE PURCHASE OF NOTES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.
Consequences to U.S. Holders
The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a U.S. holder of notes. Certain consequences to “non-U.S. holders” of notes are described under “— Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident alien of the U.S.;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state therein or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it was in existence on August 20, 1996 and treated as a U.S. person and has a valid election in effect under applicable U.S. Treasury regulations to continue to be treated as a U.S. person.

Interest and OID on the Notes
Payments of stated interest on the notes generally will be subject to U.S. federal income taxation as ordinary income at the time such payments accrue or are received, in accordance with your method of accounting for tax purposes.
The notes would be treated as issued with OID if the stated principal amount of the notes exceeds their issue price by more than a statutorily defined de minimis amount. The issue price of the notes is the first price at which a substantial amount of the notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of such OID is the excess of the stated principal amount of the notes over their issue price.
If the notes are issued with more than a de minimis amount of OID, a U.S. holder generally will be required to include the OID in income (as ordinary income) for U.S. federal income tax purposes as it accrues (regardless of the U.S. holder’s accounting method for U.S. federal income tax purposes), in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, a U.S. holder of the notes generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. The notes are not expected to be treated as issued with OID and the following discussion assumes this to be the case.
Change of Control Premium
In certain circumstances (see “Description of Notes — Certain Covenants — Offer to Repurchase Upon a Change of Control Triggering Event”), we may be obligated to pay a change of control premium on the notes. This obligation may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the contingency that such payment will be made is “remote” or “incidental” (within the meaning of applicable Treasury regulations) and therefore that the notes are not subject to the rules governing contingent payment debt instruments. Although not entirely clear, under our position, any change of control premium likely will be taxable to a U.S. holder as capital gain rather than ordinary income when received or accrued, according to such U.S. holder’s method of accounting for U.S. federal income tax purposes. If our position was found to be incorrect and the notes were deemed to be contingent payment debt instruments, a U.S. holder might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than capital gain and might be required to report the change of control premium as income when it accrues or becomes fixed, even if such U.S. holder is a cash method taxpayer. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Sale, Redemption or Other Disposition of Notes
You will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, redemption or other taxable disposition (except to the extent of any accrued but unpaid interest which is required to be treated as interest income) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be equal to the amount paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss and will be long-term if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. holders are currently taxed at a lower rate than ordinary income. The deductibility of net capital losses is subject to limitations.
3.8% Medicare tax on “Net Investment Income”
U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the notes, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, estate or trust, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their own tax advisors with respect to the 3.8% Medicare tax.
Consequences to Non-U.S. Holders
The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Interest on the Notes
Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment to you of principal or interest on a note under the “portfolio interest rule,” provided that:
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you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•
you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•
you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•
you comply with certification requirements.

If you cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S.
If you are engaged in a trade or business in the U.S. and interest on a note is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, generally is attributable to a U.S. permanent establishment maintained by you), you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax) generally in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (subject to possible exemption or reduction pursuant to an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the U.S.
Sale, Redemption or Other Disposition of Notes
Any gain realized upon the sale, exchange, redemption or other disposition of a note generally will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•
you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale on a net income basis. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the U.S. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain at regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.
U.S. Federal Estate Tax
Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “— Interest on the Notes” without regard to the statement requirement described in the last bullet point and, at the time of your death, payments with respect to the note would not have been effectively connected with the conduct by you of a trade or business in the U.S.
Information Reporting and Backup Withholding
Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on notes and to certain payments of proceeds of the sale or retirement of notes. We, our paying agent or certain other parties, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding (currently at a rate of 24%) if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.
Backup withholding and information reporting generally will not apply to payments made by us or our agent (in its capacity as such) to a holder of notes who has provided the required certification under penalties of perjury that such holder is not a U.S. person as set forth in the fourth bullet point under “— Consequences to Non-U.S. Holders — Interest on the Notes” or has otherwise established an exemption (provided that neither we nor such agent has actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied). However, we and other payors may be required to report payments of interest on your notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the filing of a U.S. tax return and the claiming of a credit or refund of such backup withholding taxes.
Foreign Account Tax Compliance Act
Certain sections of the Code commonly known as the Foreign Account Tax Compliance Act (generally referred to as “FATCA”), when applicable, impose a withholding tax of 30% on U.S. source interest on debt obligations paid to (i) a foreign financial institution, as defined for purposes of FATCA (whether as a beneficial owner or an intermediary), unless (a) such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (b) such institution is resident in a country that has entered into an intergovernmental agreement with the U.S. regarding the exchange of certain information with respect to U.S. account holders and complies with local legislation enacted to give effect to such agreement, or (c) such institution otherwise establishes an exemption from FATCA withholding or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or otherwise establishes an exemption from FATCA withholding.
Investors are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other specified parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan subject to Title I of ERISA which engages in such a non-exempt prohibited transaction may be subject to liabilities under ERISA.
The acquisition and/or holding of the notes by an ERISA Plan with respect to which UAL, United, an underwriter or certain of our or their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (“DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the exemption pursuant to Section 4975(d)(20) of the Code and Section 408(b)(17) of ERISA respecting transactions with service providers (other than certain fiduciaries) for adequate consideration may apply to the acquisition and holding of the notes by such service providers. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
By acceptance of the notes, each purchaser and subsequent transferee of the notes will be deemed to have represented and warranted that either (i) such purchaser or transferee is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or

(ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.
If the purchaser or transferee of a note or an interest therein is a Plan subject to ERISA or Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) none of UAL, United, or the underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied in connection with its decision to invest in notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of notes (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited); and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their legal counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING
Barclays Capital Inc. is acting as representative of each of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, the principal amount of notes set forth opposite their names below:
Underwriters	Principal amount of notes
Barclays Capital Inc.	$375,000,000
J.P. Morgan Securities LLC	200,000,000
Citigroup Global Markets Inc.	125,000,000
Morgan Stanley & Co. LLC	125,000,000
BofA Securities, Inc.	16,000,000
BNP Paribas Securities Corp.	16,000,000
Credit Agricole Securities (USA) Inc.	16,000,000
Deutsche Bank Securities Inc.	16,000,000
Goldman Sachs & Co. LLC	16,000,000
Mizuho Securities USA LLC	16,000,000
MUFG Securities Americas Inc.	16,000,000
NatWest Markets Securities Inc.	16,000,000
Natixis Securities Americas LLC	16,000,000
SMBC Nikko Securities America, Inc.	16,000,000
Loop Capital Markets LLC	5,000,000
ING Financial Markets LLC	3,000,000
Raymond James & Associates, Inc.	3,000,000
Academy Securities, Inc.	2,000,000
Blaylock Van, LLC	2,000,000
Total	$1,000,000,000
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the notes offered by this prospectus if any such notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters initially propose to offer the notes directly to the public at the public offering price set forth on the cover page hereof. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.
The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering:
Paid by UAL
Per note	1.000%
Total	$10,000,000
In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may bid for, and purchase, notes on the open market. In addition, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Expenses associated with this offering, not including the underwriting discount, all of which are to be paid by us, are estimated to be approximately $2.7 million.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We have agreed in the underwriting agreement that we will not, for a period of 30 days after the closing date of this offering, without the prior written consent of Barclays Capital Inc., offer, sell or enter into any agreement to sell (as public debt securities registered under the Securities Act or as debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act) any debt securities issued or guaranteed by UAL or United and having the term of more than one year (other than (i) the notes and the note guarantee, (ii) any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned by UAL (or rights relating thereto), (iii) any notes convertible into shares of common stock of UAL and (iv) any municipal bonds relating to financing or refinancing any airport facilities).
From time to time, the several underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, UAL and United and their affiliates. An affiliate of J.P. Morgan Securities LLC is a merchant processing bank and a counterparty to certain agreements with UAL to process customer credit card transactions for the sale of air travel and other services. Under certain circumstances, such affiliate may have the right to require that UAL establish additional cash or other collateral reserves or additional withholding of payments related to receivables collected if UAL does not maintain certain minimum levels of unrestricted cash, cash equivalents and short-term investments.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of UAL and/or United. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
UAL expects that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date of initial delivery of the notes may be required, by virtue of the fact that the notes initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement, and such purchasers should consult their own advisor.
UAL and United have each agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in that respect.
Selling Restrictions
This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the underwriters to subscribe for or purchase, any of the notes in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. This distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation or any relevant implementing measure in each Member State of the EEA.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”): nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Relevant persons should note that all, or most, of the protections offered by the United Kingdom regulatory system will not apply to an investment in the notes and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.
Canada
In Canada, the notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Hughes Hubbard & Reed LLP, New York, New York. Milbank LLP, New York, New York, will pass upon certain legal matters for the underwriters.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus supplement. They contain important information about us and our financial condition.
Combined filings by UAL and United	Date filed
Annual Report on Form 10-K for the year ended December 31, 2024	February 27, 2025
Quarterly Report on Form 10-Q for the quarter ended March 31, 2025	April 16, 2025
Quarterly Report on Form 10-Q for the quarter ended June 30, 2025	July 17, 2025
Quarterly Report on Form 10-Q for the quarter ended September 30, 2025	October 16, 2025
Current Report on Form 8-K	July 9, 2025
Filings by UAL only	Date filed
Current Report on Form 8-K	January 17, 2025
Current Report on Form 8-K	May 28, 2025
Current Report on Form 8-K/A	May 28, 2025
The SEC file number is 1-06033 for UAL and 1-10323 for United.
Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying prospectus. All documents filed under the Exchange Act with the SEC prior to January 1, 2025, and incorporated by reference in the prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the prospectus or this prospectus supplement.

PROSPECTUS
United Airlines Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants

United Airlines, Inc.
Debt Securities
Guarantees of Debt Securities

The securities covered by this prospectus may be sold by United Airlines Holdings, Inc. and its wholly-owned subsidiary United Airlines, Inc., from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell, from time to time, securities held by them in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
We will describe the specific terms of any offering of securities in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The Common Stock of United Airlines Holdings, Inc. is traded on The Nasdaq Stock Market LLC under the symbol “UAL.”
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Airlines Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•
the information contained in or incorporated by reference into this prospectus;

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the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

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the risks described in the Annual Report on Form 10-K of United Airlines Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
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execution risks associated with our strategic operating plan;

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changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned;

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any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, as well as related costs or other issues, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations;

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the adverse impacts of the ongoing COVID-19 global pandemic on our business, operating results, financial condition and liquidity;

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adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline;

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the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations;

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our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers;

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disruptions to our regional network and United Express flights provided by third-party regional carriers;

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unfavorable economic and political conditions in the United States and globally;

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reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services;

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extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constraints at our hubs or other airports;

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geopolitical conflict, terrorist attacks or security events (including the continuation of the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and to Tel Aviv as a result of the Israeli-Palestinian military conflict and an escalation of the broader economic consequences of the conflicts beyond their current scope);

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any damage to our reputation or brand image;

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our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems;

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increasing privacy and data security obligations or a significant data breach;

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increased use of social media platforms by us, our employees and others;

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the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance;

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any failure to attract, train or retain skilled personnel, including our senior management team or other key employees;

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the monetary and operational costs of compliance with extensive government regulation of the airline industry;

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current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions;

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costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals;

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high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel;

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the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business;

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failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements;

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the impacts of the phase out of the London interbank offer rate;

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limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes;

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our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments;

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fluctuations in the price of Common Stock of United Airlines Holdings, Inc.;

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the impacts of seasonality and other factors associated with the airline industry;

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increases in insurance costs or inadequate insurance coverage; and

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other risks and uncertainties referred to in “Risk Factors” in this prospectus and the applicable prospectus supplement, and under “Risk Factors,” “Economic and Market Factors” and “Governmental Actions” in the reports we file with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
THE COMPANY
United Airlines Holdings, Inc. (“UAL”) is a holding company and its wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
The website for UAL and United is www.united.com. The information contained on or connected to this website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because each of UAL and United is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

DESCRIPTION OF UAL CAPITAL STOCK
The following description of UAL’s capital stock includes a summary of certain provisions of UAL’s amended and restated certificate of incorporation, amended and restated bylaws and tax benefits preservation plan. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, such documents and the provisions of any applicable certificates of designations, which have been or will be filed with the SEC.
General
UAL is authorized to issue up to 1,000,000,000 shares of Common Stock, par value $0.01 per share (“UAL Common Stock”), and up to 250,000,000 shares of Preferred Stock, without par value (“Preferred Stock”), of which UAL has designated 1,000,000 shares as Series A Junior Participating Serial Preferred Stock, without par value (“Series A Preferred Stock”). UAL is also authorized to issue and has issued one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share (“Class Pilot MEC Junior Preferred Stock”), and one share of Class IAM Junior Preferred Stock, par value $0.01 per share (“Class IAM Junior Preferred Stock”).
Common Stock
Dividends
The holders of UAL Common Stock will be entitled to receive dividends, if and when declared payable, from time to time by the UAL board of directors (the “Board”).
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to UAL Common Stock, including any shares of UAL’s Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding shares of UAL Common Stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.
Voting Rights
Each outstanding share of UAL Common Stock will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s Common Stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors to the Board. Except as otherwise required by UAL’s amended and restated certificate of incorporation, each director shall be elected by vote of a majority of the votes cast with respect to that director’s election. However, if the number of director nominees exceeds the number of directors to be elected at any meeting of stockholders as of the date that is 10 days prior to the date UAL files its definitive proxy statement with the SEC, then each director shall be elected by a plurality of the votes cast and entitled to vote on the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.
Other
UAL Common Stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of UAL Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s amended and restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the UAL Common Stock. Shares of UAL Common Stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the Board.

UAL Common Stock is subject to a foreign ownership limitation. See “— Foreign Ownership Limitation and Certain Anti-Takeover Provisions” below.
Preferred Stock
Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Pursuant to Delaware law and UAL’s amended and restated certificate of incorporation, the Board by resolution, and without the approval of stockholders, may establish one or more series of Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.
If the Board approves the issuance of a series of Preferred Stock to be offered hereunder, a description will be filed with the SEC and the terms of such series will be described in the prospectus supplement with respect to such series, including the following terms:
•
The number of shares constituting such series and the distinctive designation of the series;

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The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

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Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

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The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

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Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

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The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

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The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law (provided that, except as required by law or as approved by the stockholders, UAL shall not issue Preferred Stock with voting rights unless such Preferred Stock is convertible into UAL Common Stock, in which case such Preferred Stock may vote with the UAL Common Stock on an as-converted basis); and

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Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL’s amended and restated certificate of incorporation or any resolution adopted by the Board pursuant thereto.

The Board has established a series of Preferred Stock designated the “Series A Junior Participating Serial Preferred Stock”, initially consisting of 1,000,000 shares, with the rights preferences, powers and limitations set forth in the Certificate of Designation of Series A Junior Participating Series Preferred Stock, summarized below.
Series A Preferred Stock
Rights to Purchase Series A Preferred Stock
In connection with the Tax Benefits Preservation Plan, dated as of December 4, 2020 and as amended on January 21, 2021 (the “Tax Benefits Preservation Plan”), by and between UAL and Computershare Trust Company, N.A., as rights agent (and any successor agent, the “Rights Agent”), the Board declared a dividend of one right (a “Right”) to purchase from UAL one one-thousandth of a share of Series A Preferred Stock to stockholders of record at the close of business on December 14, 2020 (the “Record Date”). Each Right entitles its holder, under the circumstances described below, to purchase from UAL one one-thousandth of a share of Series A Preferred Stock, at an exercise price of $250.00 per Right, subject to adjustment.
The Rights attach to any shares of UAL Common Stock that were outstanding as of the Record Date or become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.
Until the Distribution Time, the Rights are associated with UAL Common Stock and evidenced by UAL Common Stock certificates or, in the case of uncertificated shares of UAL Common Stock, the book-entry account that evidences record ownership of such shares, which contains a notation incorporating the Tax Benefits Preservation Plan by reference, and the Rights are transferable with and only with the underlying shares of UAL Common Stock.
Separation and Distribution of Rights; Exercisability
Subject to certain exceptions, the Rights become exercisable and trade separately from UAL Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:
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the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns 4.9% or more of the outstanding shares of UAL Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

•
the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

The Board may determine that any person is an Acquiring Person if such person becomes the beneficial owner of 4.9% of the then-outstanding shares of UAL Common Stock under the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”).
An Acquiring Person does not include:
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UAL or any subsidiary of UAL;

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any officer, director or employee of UAL or any subsidiary of UAL in his or her capacity as such;

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any employee benefit plan of UAL or of any subsidiary of UAL or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of UAL for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of UAL or any subsidiary of UAL;

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any person or group, together with its affiliates and associates, whose beneficial ownership of 4.9% or more of the then-outstanding shares of UAL Common Stock will not jeopardize or endanger the availability to UAL of any net operating loss (“NOL”) or other tax attribute, as determined by the Board in its sole discretion prior to the time any person becomes an Acquiring Person (provided that such person will be an Acquiring Person if the Board subsequently makes a contrary determination in its sole discretion, regardless of the reason for such contrary determination); or

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any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns 4.9% or more of the outstanding shares of UAL Common Stock so long as such person or group continues to beneficially own at least 4.9% of the outstanding shares of UAL Common Stock and does not acquire shares of UAL Common Stock to beneficially own an amount equal to or greater than the greater of 4.9% and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus one share of UAL Common Stock.
In addition, the Tax Benefits Preservation Plan provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from UAL or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own 4.9% or more of the shares of UAL Common Stock then outstanding under specified regulations promulgated under the Code.
Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying UAL Common Stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of UAL Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of UAL Common Stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, for purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that such person is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code), and Warrants and Warrant Shares (as each is defined in the Warrant Agreement, dated as of April 20, 2020, between UAL and the United States Department of the Treasury and the Warrant Agreement, dated as of September 28, 2020, between UAL and the United States Department of the Treasury) are disregarded for purposes of determining beneficial ownership.
Expiration Time
The Rights will expire on the earliest to occur of (a) the close of business on December 4, 2023 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by UAL (as described below), (c) upon the closing of any merger or other acquisition transaction involving UAL pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person or (d) the time at which the Board determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which UAL could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by UAL in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c) and (d) being herein referred to as the “Expiration Time”).
Flip-in Event
In the event that any person or group (other than certain exempt persons) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, UAL Common Stock having a value equal to two times the exercise price of the Right.
For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $500.00 worth of UAL Common Stock for $250.00. Assuming that UAL Common Stock had a per share value of $50.00 at that time, the holder of each valid Right would be entitled to purchase ten shares of UAL Common Stock for $250.00.

Flip-over Event
In the event that, at any time following the Stock Acquisition Date, any of the following occurs:
•
UAL consolidates with, or merges with and into, any other entity, and UAL is not the continuing or surviving entity;

•
any entity engages in a share exchange with or consolidates with, or merges with or into, UAL, and UAL is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of UAL Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•
UAL sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of UAL’s assets, cash flow or earning power,

then each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.
Series A Preferred Stock Provisions
Each share of Series A Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1,000 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of UAL Common Stock, will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation and, if shares of UAL Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of UAL Common Stock.
Anti-Dilution Adjustments
The exercise price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:
•
in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock,

•
if holders of the Series A Preferred Stock are granted certain rights, options or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or

•
upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Series A Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.
Redemption; Exchange
At any time prior to the earlier of (i) the close of business on the tenth (10th) day following the Stock Acquisition Date or (ii) the Final Expiration Time, UAL may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, UAL Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at such later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.
At any time after any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of fifty percent (50%) or more of the outstanding shares of UAL Common Stock, UAL may exchange the Rights (other than Rights owned by the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of UAL Common Stock, or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of Serial Preferred Stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
Exemption Requests
A person desiring to effect a transaction that might result in such person becoming a beneficial owner of 4.9% or more of the then-outstanding shares of UAL Common Stock may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board determine that such person would not be an Acquiring Person. In such case, the Board may grant the exemption notwithstanding the effect on UAL’s NOLs and other tax attributes, if the Board determines that such approval is in the best interests of UAL. The Board may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer shares acquired by it in the transaction requiring approval.
Amendment of the Tax Benefits Preservation Plan
UAL and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the Rights. However, on or after the Stock Acquisition Date, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of Acquiring Person or of any such affiliate or associate).
Miscellaneous
While the distribution of the Rights is not taxable to stockholders or to UAL, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for UAL Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.
Class Pilot MEC Junior Preferred Stock
UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive Council (the “MEC”) of the Air Line Pilots Association, International (“ALPA”) or a duly authorized agent acting for the benefit of the MEC, and may only be transferred in certain limited circumstances specified in UAL’s amended and restated certificate of incorporation.
Dividends
The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:
(a)   Until such time (the “ALPA Termination Date”) as there are no longer any persons represented by ALPA (or a successor to the MEC by merger or reorganization of ALPA) employed by

UAL or any of its affiliates or the collective bargaining agreement between UAL or any of its affiliates and ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director to the Board, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b)   The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.
Redemption
The share of Class Pilot MEC Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the ALPA Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL’s amended and restated certificate of incorporation.
Ranking
The Class Pilot MEC Junior Preferred Stock is deemed to rank on a parity with the Class IAM Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Class IAM Junior Preferred Stock
UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting for the benefit of the IAM, and may only be transferred in certain limited circumstances specified in UAL’s amended and restated certificate of incorporation.
Dividends
The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.
Liquidation
Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.
Voting Rights
The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:
(a)   Until such time (the “IAM Termination Date”) as there are no longer any persons represented by the IAM (or a successor to the IAM by merger or reorganization of the IAM) employed by UAL or any of its affiliates or a certain letter agreement between UAL and the IAM no longer provides that the IAM has the right to appoint a director to the Board, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to (1) elect one director to the

Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause; and (ii) voting together as a single class with the holders of UAL Common Stock and the holders of such other classes or series of stock that vote together with the UAL Common Stock as a single class, to vote on all matters submitted to a vote of the holders of UAL Common Stock (other than the election of directors), except as otherwise required by law.
(b)   The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to authorize, effect or validate any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s amended and restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.
Redemption
The share of Class IAM Junior Preferred Stock will be automatically redeemed by UAL, at a price of $0.01 per share, on the IAM Termination Date or upon any purported transfer thereof other than as expressly permitted under UAL’s amended and restated certificate of incorporation.
Ranking
The Class IAM Junior Preferred Stock is deemed to rank on a parity with the Class Pilot MEC Junior Preferred Stock and senior to the UAL Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.
Foreign Ownership Limitation and Certain Anti-Takeover Provisions
Foreign Ownership Limitation
UAL’s amended and restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of all outstanding equity securities of UAL.
Undesignated Preferred Stock
The ability to issue undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.
No Stockholder Action by Written Consent
UAL’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.
Limitations on Stockholder Rights to Call Special Meetings
UAL’s amended and restated bylaws provide that special meetings of the stockholders may be called only (i) by both the Chief Executive Officer and the Chairperson of the Board, (ii) by the Board or (iii) subject to certain requirements set forth in UAL’s amended and restated bylaws, by the Secretary, upon the written request of one or more stockholders of record of UAL that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a 25% aggregate “net long position” (as defined in UAL’s amended and restated bylaws) of the outstanding UAL Common Stock for at least one year prior to the date such request is delivered to UAL.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
UAL’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors to the Board,

other than nominations pursuant to the terms of the Class Pilot MEC Junior Preferred Stock, the Class IAM Junior Preferred Stock or nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Under UAL’s amended and restated bylaws, the Board may also adopt rules, regulations and procedures for the conduct of stockholder meetings as the Board deems appropriate, and except to the extent inconsistent with such rules, regulations and procedures adopted by the Board, the person presiding at any meeting of stockholders has the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are necessary, appropriate or convenient for the proper conduct of the meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These procedures and provisions may deter, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.
No Stockholder Filling of Vacancies
Board vacancies and newly created directorships may only be filled by a vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Thus, even if stockholders remove a director from office, the vacancy created by such removal may only be filled by the Board.
Business Combinations
UAL is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.
Tax Benefits Preservation Plan
The Tax Benefits Preservation Plan could have certain anti-takeover effects because the Rights provided to holders of UAL Common Stock under the Tax Benefits Preservation Plan will cause substantial dilution to an Acquiring Person. While the Tax Benefits Preservation Plan is intended to preserve our current ability to utilize NOLs and certain other tax attributes, it effectively deters current and future purchasers from accumulating more than 4.9% of UAL’s securities, which could delay or discourage attempts that our stockholders may consider favorable. The Tax Benefits Preservation Plan should not interfere with any merger or other business combination approved by the Board.
Choice of Forum
UAL’s amended and restated bylaws provide that, unless a majority of the Board, acting on behalf of UAL, consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of UAL, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of UAL to UAL or UAL’s stockholders, (iii) any action asserting a claim against UAL or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, UAL’s amended and restated bylaws or UAL’s amended and restated certificate of incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against UAL or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants, and (b) the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act. However, it is possible that a court could find UAL’s forum selection provision to be inapplicable or unenforceable. Furthermore, because the applicability of the exclusive forum provision is limited to the extent permitted by law, UAL does not intend that the exclusive forum provision described in clause (a) above would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to the prospectus supplement relating thereto and, to the extent applicable, the following description.
UAL or United may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the applicable issuer. The debt securities issued by UAL or United may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by the other of such companies. If any series of debt securities will be subordinated to other indebtedness that the applicable issuer has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between one or more of us and one or more trustees named in the prospectus supplement. The indenture that UAL and United expect to use has been filed with the SEC and is listed as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.
General
The debt securities will represent direct, unsecured, general obligations of UAL or United and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

•
may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered or bearer form and certificated or uncertificated form; and

•
may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as the issuer may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
(1)   the identity of the issuer of such debt securities;
(2)   the form and title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);
(3)   the price or prices of the debt securities of the series;
(4)   any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);
(5)   the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
(6)   the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;
(7)   the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;
(8)   the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;
(9)   whether debt securities of the series are to be issued as securities in registered form or as securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
(10)   if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary security in bearer form may be exchanged for one or more definitive securities in bearer form of the series;
(11)   the issuer’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
(12)   the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for the issuer’s or UAL Common Stock, Preferred Stock, other debt securities or warrants for UAL Common Stock, Preferred Stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
(13)   if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;
(14)   if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(15)   if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
(16)   any changes or additions to the provisions of the indenture dealing with defeasance;
(17)   if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
(18)   the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), are applicable and any corresponding changes to provisions of the indenture as then in effect;
(19)   any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;
(20)   if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
(21)   any trustee, authenticating agent, paying agent, transfer agent or registrar for the debt securities of the series and any office or agency of any of the foregoing for purposes of such series of debt securities;
(22)   the applicability of the covenants set forth in the indenture to the debt securities of the series, any change in such covenants or related defined terms to the extent applicable to the debt securities of the series and any additions to the covenants applicable to the debt securities of the series;
(23)   the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series, the identity of any guarantor with respect to such guarantee and any corresponding changes to the provisions of the indenture and as then in effect;
(24)   the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture then in effect relating to subordination;
(25)   with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and
(26)   any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
Neither the issuer nor the registrar for the debt securities will be required (a) to issue, register the transfer of or exchange the debt securities of any series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange the debt securities of any series selected, called or being called for redemption as a whole or the portion being redeemed of any such debt securities selected, called or being called for redemption in part.
All funds which the issuer pays to a paying agent or the trustee for the payment of principal of, premium, if any, or interest on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to the issuer on its request, and the holders of such debt securities will thereafter look only to the issuer for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due and interest rate or method of determining interest. A global security will bear the legend as prescribed in the indenture. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor depositary.
The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.
Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see “— Limitations on Issuance of Securities in Bearer Form” below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:
(1)   any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

(2)   the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
(3)   any other matter relating to the actions and practices of the depositary, its nominee or its participants.
None of the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit applicable participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see “— Limitation on Issuance of Securities in Bearer Form” below).
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by the issuer within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, the issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if an event of default with respect to the debt securities of a series represented by a global security shall have happened and be continuing and owners of beneficial interests in such global security in an amount not less than a majority of the aggregate outstanding principal amount of such global security have delivered to the issuer and the trustee a notice indicating that the continuation of the book-entry system through such depositary is no longer in the best interests of the holders of the beneficial interests, such global security will be exchangeable for individual debt securities of such series.
Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series, and any guarantees of such securities, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement)

to the extent set forth in the prospectus supplement relating thereto. To the extent the issuer of any debt securities conducts operations through subsidiaries of such issuer, the holders of such debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of such subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:
(1)   default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(2)   failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;
(3)   failure to comply for 60 days after notice with any of the covenants or agreements applicable to the debt securities of that series (other than those referred to in (1) or (2) above) or the indenture or supplemental indenture related to that series of debt securities; or
(4)   certain events of bankruptcy, insolvency or reorganization affecting the issuer.
A prospectus supplement may omit, modify or add to the foregoing events of default.
A default under clause (3) above will not constitute an event of default with respect to any series of debt securities until the trustee notifies the issuer or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series notify the issuer and the trustee of the default and such issuer does not cure such default within the time specified in clause (3) above after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to the issuer (and to the trustee if such notice is given by the holders) may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued and unpaid interest on all the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the issuer, the principal amount of (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof) and accrued interest on all the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may by notice to the trustee under the indenture waive any existing default or event of default and its consequences under the indenture with respect to such series of debt securities except (i) a default in the payment of the principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of such series, (ii) a default arising from the failure to redeem or purchase any debt security of that series when required pursuant to the terms of the indenture or (iii) a default in respect of a provision that cannot be amended under the indenture without the consent of each holder of the series affected.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would subject the trustee to personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal (or, in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on the debt securities of any series when due, no holder of debt securities of that series has any right to pursue any remedy with respect to the indenture or debt securities unless:
•
such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to pursue such remedy;

•
such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal (or, in the case of original issue discount debt securities, the portion thereby specified in the term thereof), premium, if any, or accrued and unpaid interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to debt securities of any series occurs and is continuing and if it is actually known to a trust officer of the trustee, the trustee must mail to each holder of that series notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or, in the case of original issue discount debt securities of that series, the portion thereby specified in the terms thereof), premium, if any, and accrued and unpaid interest on any debt security of that series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires the issuer with respect to an outstanding series of debt securities to furnish to the trustee, within 120 days after the end of each fiscal year, an officer’s certificate as defined in the indenture, as to whether or not such officers know of any default with respect to such series of debt securities that occurred during such period and, if so, describing the default, its status and what action the issuer is taking or proposes to take with respect thereto.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Modifications and amendments of the indenture as it applies to any series of debt securities or any of the other terms of such series may be made by the applicable issuer, any applicable guarantor and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.
No such modification or amendment may, without the consent of each holder of an affected debt security:
•
make any change to the percentage of principal amount of the outstanding debt securities of the applicable series the holders of which must consent to an amendment;

•
reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, such debt security;

•
make such debt security payable in money or securities other than that stated in such debt security;

•
make any change that adversely affects such holder’s right to require the applicable issuer to purchase such debt security in accordance with the terms thereof and under the indenture;

•
impair the right of such holder to institute suit for the enforcement of any payment with respect to such debt securities;

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in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of such holder under such provisions;

•
except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance” below or in accordance with a guarantee, release any guarantor of such debt securities from any of its obligations under the guarantee or make any changes in the applicable guarantee that would adversely affect such holder; or

•
change the requirements relating to waiving a default in payment of principal of, or premium, if any, or interest on, the debt securities of a series, the right to bring suit to enforce such payments or the provisions relating to modifications or amendments described in this sentence.

Without notice to or consent of any holder, the applicable issuer and guarantor with respect to a series of debt securities and the trustee may amend the indenture as it applies to such series or any of the other terms of such series for one or more of the following purposes:
•
to evidence the succession of another person to such issuer pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of such issuer’s covenants, agreements and obligations in the indenture and with respect to the debt securities;

•
to surrender any right or power conferred upon such issuer, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of such series of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture with respect to such series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default;

•
to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution or officers’ certificate or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of such series;

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to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

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to add to or change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal, premium or interest with respect to debt securities in bearer form, to permit securities in registered form to be exchanged for securities in bearer form or to permit or facilitate the issuance of debt securities of such series in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture, board resolution or officers’ certificate relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions, subject to any consent required under the terms of such senior indebtedness;

•
to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect the rights of any holder of debt securities of such series;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•
to establish the form or terms of debt securities and coupons of any series, as described under “— General” above.

UAL, United and the trustee may amend the indenture without notice to or consent of any holder to add to, change, or eliminate any of the provisions of the indenture, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series outstanding at the time of the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding.
Mergers and Sales of Assets
The indenture provides that the issuer with respect to any outstanding series of debt securities may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person (if not such issuer) expressly assumes, by supplemental indenture, all obligations of such issuer under the applicable debt securities and the indenture; (b) no event of default with respect to any series of debt securities of such issuer issued under the indenture shall have occurred and be continuing; and (c) such issuer shall have provided the trustee with an officers’ certificate and an opinion of counsel confirming compliance with the indenture with respect to such transaction. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, such issuer shall be discharged from all obligations under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture shall cease to be of any further effect with respect to any series of debt securities if (1) either (a) the issuer has delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer; and (2) the issuer shall have deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be.
In addition, the issuer shall have a “legal defeasance option” (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, all of its obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which the issuer may terminate, with respect to the debt securities of a particular series, its obligations with respect to such debt securities under certain specified covenants with respect to such debt securities). If the legal defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If the covenant defeasance option is exercised with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures the issuer must follow in order to exercise its defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of an issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with any issuer or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Governing Law
The indenture is, and the debt securities will be, governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement that will be filed with the SEC in connection with the offering of such depositary shares.
UAL may offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If UAL decides to offer fractional shares of Preferred Stock, it will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of Preferred Stock, and the prospectus supplement will indicate that fraction. The shares of Preferred Stock represented by depositary shares will be deposited under a deposit agreement between UAL and a depositary that is a bank or trust company that meets certain requirements and is selected by UAL. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the Preferred Stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.
We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
Dividends
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the Preferred Stock to the record holders of depositary shares relating to such shares of Preferred Stock in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or UAL on account of taxes.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of Preferred Stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the Preferred Stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of Preferred Stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares, provided that the depositary will not issue any receipt evidencing a fractional depositary share.
Redemption of Depositary Shares
Whenever UAL redeems the Preferred Stock, the depositary will redeem a number of depositary shares representing the same number of shares of Preferred Stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of Preferred Stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of Preferred Stock underlying such depositary shares in accordance with such instructions. UAL will agree to take all reasonable actions that the depositary may deem necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such shares of Preferred Stock, it will abstain from voting such shares of Preferred Stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between UAL and the depositary. With the consent of the depositary, UAL may amend the deposit agreement from time to time in any manner that it desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by UAL or the depositary if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution in respect of the shares of Preferred Stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to UAL notice of its election to do so. UAL may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.
Charges of Depositary
UAL will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. UAL will pay all charges of each depositary in connection with the initial deposit of the shares of Preferred Stock of any series, the initial issuance of the depositary shares, any redemption or exchange of such shares of Preferred Stock and any withdrawals of such shares of Preferred Stock by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes and governmental charges.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from UAL which are delivered to such depositary and which UAL is required to furnish the holders of the shares of Preferred Stock.

Limitation of Liability
The deposit agreement contains provisions that limit UAL’s liability and the liability of the depositary to the holders of depositary shares. Both the depositary and UAL are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding pertaining to the rights of the holders of the depositary shares. UAL or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of depositary shares or other persons believed by UAL or it to be competent and on documents believed by UAL or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.
UAL may issue stock purchase contracts, including contracts obligating holders to purchase from it, and obligating UAL to sell to the holders, a specified number of shares of UAL Common Stock or Preferred Stock at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the UAL Common Stock or Preferred Stock and the number of shares of UAL Common Stock or Preferred Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, Preferred Stock or warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase shares of UAL Common Stock or Preferred Stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time UAL issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
UAL may issue subscription rights to purchase shares of UAL Common Stock, Preferred Stock, depositary shares or warrants to purchase shares of UAL Common Stock, Preferred Stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to UAL’s stockholders, UAL may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to UAL’s stockholders, UAL will distribute certificates evidencing the subscription rights and a prospectus supplement to its stockholders on the record date that UAL sets for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

•
the securities for which such subscription rights are exercisable;

•
the exercise price for such subscription rights;

•
the number of such subscription rights issued to each stockholder;

•
the extent to which such subscription rights are transferable;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•
any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of UAL Common Stock, Preferred Stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, UAL will forward, as soon as practicable, the shares of UAL Common Stock, Preferred Stock, depositary shares or warrants purchasable upon such exercise. UAL may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
UAL may issue warrants for the purchase of debt securities, UAL Common Stock or Preferred Stock. Warrants may be issued independently or together with debt securities, UAL Common Stock or Preferred Stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as UAL’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) the anti-dilution provisions of such debt warrants, if any; (n) the redemption or call provisions, if any, applicable to such debt warrants; and (o) any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of UAL Common Stock warrants or Preferred Stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the UAL Common Stock or Preferred Stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of UAL Common Stock or Preferred Stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable; (k) the anti-dilution provisions of such warrants, if any; (l) the redemption or call provisions, if any, applicable to such warrants; and (m) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
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through agents;

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to or through underwriters;

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through brokers or dealers;

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directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

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through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
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purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

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ordinary brokerage transactions; or

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transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may be sold only through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
UAL may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Exchange Act.
The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is
http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.
Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2022 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023 that are specifically incorporated by reference into such Annual Report on Form 10-K)......................................................................
February 16, 2023
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023................................................................	April 20, 2023
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023....................................................................	July 20, 2023
Quarterly Report on Form 10-Q for the quarter ended September 30, 2023..........................................................	October 18, 2023
Current Report on Form 8-K...............................................	May 31, 2023
Current Report on Form 8-K...............................................	June 20, 2023
Current Report on Form 8-K (Item 5.02 only).....................	September 22, 2023
Current Report on Form 8-K (Item 1.01 only).....................	October 4, 2023
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share.......................	September 5, 2018, including any amendments or reports filed to update such description
Registration Statement on Form 8-A, description of UAL’s Preferred Stock Purchase Rights......................................	December 7, 2020, including any amendments or reports filed to update such description

Filings by UAL	Date Filed
Current Report on Form 8-K	January 27, 2023
Current Report on Form 8-K	May 30, 2023
Filings by United	Date Filed
Current Report on Form 8-K	June 20, 2023
Current Report on Form 8-K	June 21, 2023
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Airlines Holdings, Inc.
United Airlines, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Corporate Secretary
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Sidley Austin LLP, Chicago, Illinois and Houston, Texas, will pass upon the validity of the securities offered in this prospectus and any related prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.